EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Park, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, the Quarterly Report on Form 10-Q of Fitbit, Inc. for the fiscal quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fitbit, Inc.

Date: November 2, 2015	By:	/s/ James Park
James Park
President, Chief Executive Officer, and Chairman (Principal Executive Officer)

I, William Zerella, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, the Quarterly Report on Form 10-Q of Fitbit, Inc. for the fiscal quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fitbit, Inc.

Date: November 2, 2015	By:	/s/ William Zerella
William Zerella
Chief Financial Officer (Principal Financial and Accounting Officer)